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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-46260 and No. 33-46261 of Springs Industries, Inc., on Form S-8 of our report dated January 27, 1997, incorporated by reference in this Annual Report on Form 10-K of Springs Industries, Inc., for the year ended December 28, 1996.


DELOITTE & TOUCHE LLP
Charlotte, North Carolina

March 25, 1997






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